THIS AGREEMENT made this 15th day of November1999

BETWEEN:
      Douglas Sinclair, of the City of Coquitlam in the Province of British
                                Columbia, Canada
                      (hereinafter called "the Assignor")

                                            And

                     Luna Technologies International, Inc.,
                      a body corporate having an office at
                      331 Andover Park East, Suite 1050, in
                              the City of Seattle,
                                 Washington USA
                       (hereinafter called "the Assignee")

WHEREAS the Assignor is the Assignee (hereinafter called the "Prior Assignee") of the trade-marks, pursuant to an assignment in writing dated the 15th day of October 1999 and entered into between Luna Technologies Inc. as Assignor( hereinafter called the "Prior Assignor") and Douglas Sinclair as Prior Assignee and which is registered in the USA under the registration numbers set out in Schedule "A" hereunto annexed all of which are used in association with the Assignor's photoluminescence products.

AND WHEREAS on October15, 1999 the Assignor entered into an agreement with the Assignee to sell his proprietary technology including the trade-marks set out in Schedule "A" which are used in association of the Assignor's photoluminescence product technology.

AND WHEREAS the Assignor and Assignee wish to confirm the earlier transfer of the trademarks set out in Schedule "A" from the Assignor to the Assignee.

NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which the Assignor and Assignee acknowledge, the Assignor confirms that it did as of the 15th day of November 1999, sell, assign and transfer to the Assignee all its right, title and interest in the trade-marks more particularly set out in Schedule "A" hereunto annexed and the goodwill of the business relating to the trade-marks.

IN WITNESS WHEREOF the Assignor and the Assignee have affixed their respective seals by their Officers properly authorized in that behalf at the City of Coquitlam, in the Province of British Columbia, Canada, the day and year first above written.


-------------------------------
Douglas Sinclair

LUNA TECHNOLOGIES INTERNATIONAL, INC.
Per:

------------------------------

     THIS IS SCHEDULE "A" ANNEXED TO THAT CERTAIN ASSIGMENT DATED THE 15th DAY OF NOVEMBER 1999 AND ENTERED INTO BETWEEN DOUGLAS SINCLAIR AS ASSIGNOR AND LUNA TECHNOLOGIES INTERNATIONAL, INC. AS ASSIGNEE

TRADEMARK               SERIAL NUMBER                       DATE

LUNA                    SN 75-384915                        November 5,1997
LUNAPLAST               SN 75-384916                        November 5,1997


LUNA TECHNOLGIES INC.hereby acknowledges receiving notice of this Assignment from Luna Technologies International Inc. and hereby consents to this Assignment by affixing its corporate seal by its Officers properly authorized in that behalf this 15th day of November 1999.

Luna Technologies Inc.
Per:

-------------------------------